Exhibit 1

CANADA BUSINESS CORPORATIONS ACT FORM 6 NOTICE OF DIRECTORS OR NOTICE OF CHANGE OF DIRECTORS		LOI SUR LES SOCIÉTÉS COMMERCIALES CANADIENNES FORMULE 6 AVIS DES ADMINISTRATEURS OU AVIS DE CHANGEMENT DES ADMINISTRATEURS

1 - Name of Corporation - Dénomination de la société SUNCOR ENERGY INC.		2 - Corporation No. - No de la société 241769-3

3 - The following persons became directors of this corporation:		Les personnes suivantes sont devenues administrateurs de la présente société:

Effective Date - Date d’entrée en vigueur - April 29, 2004

Name - Nom	Residential Address - Adresse résidentielle	Occupation	Citizenship Citoyenneté

FORD, W. Douglas	3654 Highland Avenue Downers Grove, Illinois U.S.A. 60515-1547	Businessman	American

4 - The following persons ceased to be directors of this corporation:		Les personnes suivantes ont cessé d’être administrateurs de la présente société:

Effective Date - Date d’entrée en vigueur - April 29, 2004

Name - Nom	Residential Address - Adresse résidentielle

NOT APPLICABLE

5 - The directors of this corporation now are:		Les administrateurs de la présente société sont maintenant:

Name - Nom	Residential Address - Adresse résidentielle	Occupation	Citizenship Citoyenneté

See Schedule “A” attached hereto and forming a part hereof

Date	Signature	Description of Office - Description du poste

/s/ “JANICE B. ODEGAARD”
April 29, 2004	JANICE B. ODEGAARD	Vice President, Associate General Counsel and Corporate Secretary

SCHEDULE “A” TO A NOTICE OF CHANGE OF DIRECTORS

OF SUNCOR ENERGY INC.

DATED THE 29TH DAY OF APRIL, 2004

5 - The directors of this corporation now are:	Les administrateurs de la présente société sont maintenant:

Name - Nom	Residential Address - Adresse résidentielle	Occupation	Citizenship Citoyenneté

BENSON, Mel	28 Silverwood Drive N.W. Calgary, Alberta T3R 1E2	Businessman	Canadian

CANFIELD, Brian A.	289 Marine Drive Point Roberts, Washington U.S.A.98281	Executive	Canadian

CROCKER, Susan	11 Soho Street, Suite 601 Toronto, Ontario M5T 3L7	Businesswoman	Canadian

DAVIES, Bryan P.	5160 Yonge Street, 17th Floor North York, Ontario M2N 6L9	Executive	Canadian

FELESKY, Brian A.	5000, 150 Sixth Avenue S.W. Calgary, Alberta T2P 3Y7	Lawyer	Canadian

FERGUSON, John T.	1400, 9915 - 108 Street Edmonton, Alberta T5J 2G8	Executive	Canadian

FORD, W. Douglas	3654 Highland Avenue Downers Grove, Illinois U.S.A.60515-1547	Businessman	American

GEORGE, Richard L.	112 Fourth Avenue S.W., Box 38 Calgary, Alberta T2P 2V5	Executive	Canadian

HUFF, John R.	11911 FM 529 Houston, Texas U.S.A.TX 77041	Executive	American

KORTHALS, Robert W.	77 King Street West, Suite 4545 Toronto, Ontario M5K 1K2	Executive	Canadian

McCAIG, M. Ann	5909 Elbow Drive S.W. Calgary, Alberta T2V 1H7	Businesswoman	Canadian

O’BRIEN, Michael W.	205 Carey, Unit 25 Canmore, Alberta T1W 2R7	Businessman	Canadian

SHAW, JR	900, 630 Third Avenue S.W. Calgary, Alberta T2P 4L4	Businessman	Canadian